As filed with the Securities and Exchange Commission on March 30, 2009

Registration No. 333-116462

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES
ACT OF 1933

AVAX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3575874
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Hamilton Street, Suite 204 Philadelphia, PA 19130	19130
(Address of Principal Executive Offices)	(Zip Code)

Francois R. Martelet, M.D. President and Chief Executive Officer 2000 Hamilton Street, Suite 204 Philadelphia, PA 19130 (215) 241-9760	Copies to: Faith L. Charles, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center 666 Third Avenue
(Name, address, including zip code, and telephone number, including area code, of agent for service)	New York, NY 10017 (212) 935-3000

Not Applicable (Approximate date of commencement of proposed sale to the public)

DEREGISTRATION OF UNSOLD SECURITIES

On June 14, 2004, Avax Technologies, Inc. (the “Company”) filed a  Registration Statement on Form S-3 (File No. 333-116462) (the “Registration Statement”) to register 28,010,497 shares of the Company’s common stock, par value $.004 per share (the “Common Stock”). This offering has been terminated because the Company intends to deregister its Common Stock under the Securities Exchange Act of 1934, as amended.  Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania on March 30, 2009.

AVAX TECHNOLOGIES, INC.

/s/ Francois R. Martelet, M.D.
Francois R. Martelet, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Francois R. Martelet, M.D.	President, Chief Executive Officer and Director	March 30, 2009
Francois R. Martelet, M.D.	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ John K.A. Prendergast, Ph.D.	Chairman of the Board and Director	March 30, 2009
John K.A. Prendergast, Ph.D.

/s/ Andrew Dahl	Director	March 30, 2009
Andrew Dahl

/s/ Carl Spana, Ph.D.	Director	March 30, 2009
Carl Spana, Ph.D.

/s/ Edson D. de Castro	Director	March 30, 2009
Edson D. de Castro

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